Exhibit 3.2

Effective as of November 20, 2015

SECOND AMENDED AND RESTATED BYLAWS

of

RELMADA THERAPEUTICS, INC.

ARTICLE I—OFFICES

Section 1.1  Office

The address of the registered office of Relmada Therapeutics, Inc. (hereinafter called the “Corporation”) in the State of Nevada shall be located at either (i) the principal place of business of the Corporation in the State of Nevada or (ii) the office of the corporation or individual acting as the Company’s registered agent in Nevada.  The Corporation may have other offices, both within and without the State of Nevada, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.  The registered office may be changed by resolution of the Board of Directors to another location within the State of Nevada.

Section 1.2  Books and Records

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II—STOCKHOLDERS

Section 2.1  Annual Meeting

(a) An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at a location, either within or without the State of Nevada, and at such time each year as designated by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.  The Board of Directors may adopt guidelines and procedures governing the participation of stockholders and proxy holders not physically present at a meeting of stockholders by means of remote communication.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

(i) To be properly brought before an annual meeting, business must be (A) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder in accordance with Sections 2.1(b)(ii)-(iv) and Section 2.1(c)-(e) below.

(ii) For business to be properly brought before an annual meeting by a stockholder, (A) the stockholder must have been a stockholder of record at the time of giving the notice provided for in this Section 2.1, (B) the stockholder must be a stockholder on the record date for the determination of stockholders entitled to vote at the annual meeting, (C) the stockholder must be entitled to vote at the meeting, (D) the stockholder must have given timely notice thereof, pursuant to this Section 2.1, in writing to the Secretary of the Corporation, and (E) such business must be a proper matter for stockholder action under Nevada Chapter 78 of the Nevada Revised Statutes (the “NRS”).

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(iii) Any notice given by the stockholder pursuant to this Section 2.1 shall set forth:

(A) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other proposing persons;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner;

(D) a representation that each proposing person shall notify, as promptly as practicable, the Corporation in writing of the class and number of shares owned of record, and of the class and number of shares owned beneficially, in each case, as of the record date of the meeting; and

(E) as to each person whom the stockholder proposes to nominate for election as a director, (x) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.1 if such proposed nominee were a proposing person, (y) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving as a director if elected), (z) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any proposing person, on the one hand, and each proposed nominee, his or her respective affiliates and associates (as such terms are defined in Rule 12b-2 under the Exchange Act), and any other persons or entities acting in concert with such nominee or any of his or her affiliates or associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the proposing persons were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (aa) a completed and signed questionnaire, representation and agreement as provided herein.

(iv) To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day and not earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be so delivered not later than the later of the close of business on the one hundred twentieth (120th) day prior to such annual meeting and the tenth (10th) day following the day on which notice of the date of such meeting is first given to the stockholders, and not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting.

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(c) To be eligible to be a stockholder nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.1) to the Secretary at the principal executive offices of the Corporation a written questionnaire (in the form prepared by the Corporation, which shall be provided by the Secretary upon request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (in form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not, and does not intend to become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein, and (iii) in such person’s individual capacity, would be in compliance with, if elected as a director of the Corporation, and will comply with, applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.1 (including, without limitation, Section 2.1(c)) shall be eligible to serve as directors upon a vote at an annual meeting and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.1. In the event that a stockholder who has given notice otherwise in compliance with this Section 2.1 does not appear at the annual meeting to present the nominee or proposed business, as applicable, such nominee shall not be eligible to serve as director upon a vote at such annual meeting or such business shall not be transacted, as the case may be.

(e) For purposes of these Second Amended and Restated Bylaws (as amended from time to time, these “Bylaws”):

(i) A person shall be deemed to be “acting in concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act;

(ii) A person that is acting in concert with another person shall also be deemed to be acting in concert with any third party who is also acting in concert with the other person;

(iii) To “beneficially own” or “beneficially owned” shall mean beneficial ownership as defined in Rule 13d-3 under the Exchange Act, provided, however, that any Proposing Person shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such proposing person has a right to acquire beneficial ownership at any time in the future; and

(iv) A “proposing person” shall mean (A) the stockholder providing the notice of business proposed to be brought before an annual meeting or the stockholder providing notice of the nomination of a director, (B) such beneficial owner, if different, on whose behalf the business proposed to be brought before the annual meeting, or on whose behalf the notice of the nomination of the director, is made, (C) any affiliate or associate of such stockholder or beneficial owner (the terms “affiliate” and “associate” are defined in Rule 12b-2 under the Exchange Act), and (D) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.

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Section 2.2  Special Meetings

(a) Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the chairman, the Board of Directors, the president, the chief executive officer, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting and shall be held at such place, either within or without the State of Nevada, on such date, and at such time as the Board of Directors shall fix.

(b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the President of the Corporation. No business may be transacted at such special meeting otherwise than specified in such request. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) days and not more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.3 of these Bylaws. If the notice is not given within one hundred (100) days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

(c) Subject to Sections 3.1 and 3.2 hereof, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the requirements set forth below. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, only if (i) such stockholder delivers a notice as described in Section 2.1 of these Bylaws to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which notice is first given to the stockholders of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, and not earlier than the close of business on the one hundred twentieth (120th) day prior to such meeting, and (ii) such stockholder delivers the questionnaire and the written representation and agreement as described in Section 2.1(c) above.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible to serve as directors upon a vote at a special meeting called for such purpose, and only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.2. In the event that a stockholder who has given notice otherwise in compliance with this Section 2.2 does not appear at the special meeting to present the nominee or proposed business, as applicable, such nominee shall not be eligible to serve as director upon a vote at such special meeting or such business shall not be transacted, as the case may be.

Section 2.3  Notice of Meetings

Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the laws of the State of Nevada or the Corporation’s Articles of Incorporation (as amended from time to time, the “Articles of Incorporation”).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

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Section 2.4  Quorum

Unless otherwise required by law, at each meeting of the stockholders, thirty-four percent (34%) in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted that could have been transacted at the original meeting.

Section 2.5  Organization

If the persons designated in these Bylaws to conduct meetings of the stockholders are unavailable, the Board of Directors may designate the person to call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 2.6  Conduct of Business

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws (including, without limitation, Sections 2.1 and 2.2 above), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Section 2.7  Proxies

Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder unless otherwise provided by law or the Articles of Incorporation.  Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for the stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, delivered in accordance with the procedure established for the meeting.  No such proxy shall be voted or acted upon after six (6) months from the date of its execution, unless the proxy expressly provides for a longer period, not to exceed seven (7) years.

All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken.  Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by law, the Articles of Incorporation, or these Bylaws.  Directors shall be elected by a plurality of the votes cast at the election.

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Section 2.8  Stock List

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.9  Action by Written Consent

Any action which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided:

(a) That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required; and

(b) That this general provision shall not supersede any specific provision for action by written consent required by law.

Section 2.10 Exchange Act

Notwithstanding the foregoing provisions of Sections 2.1 and 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 2.1 and 2.2; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Sections 2.1 or 2.2, and compliance with Sections 2.1 and 2.2 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in Section 2.1(b)(iv), business other than stockholder proposals brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in these Bylaws shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in this Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the stockholders to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

ARTICLE III—BOARD OF DIRECTORS

Section 3.1  Number; Term of Office; Resignation

The number of directors who shall constitute the whole board shall be such number not less than one (1) and not more than nine (9) as the Board of Directors shall at the time have designated.  The directors shall be divided into three classes, designated as Class I, Class II, and Class III. Class I shall consist of up to three directors, Class II shall consist of up to three directors, and Class III shall consist of up to three directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified, or until his or her retirement, death, resignation or removal. No class shall have more than one director than any other class and each class shall be approximately the same size. For example, if there are seven (7) directors, Class I may have 2 directors, Class II may have two directors, and Class III may have three directors. In order to implement a staggered board of directors, Class I shall serve a twelve (12) month term from the date of the 2014 annual stockholders’ meeting; Class II shall serve a twenty-four (24) month term from the date of the 2014 annual stockholders’ meeting; and Class III shall serve a thirty-six (36) month term from the 2014 annual stockholders’ meeting. Directors elected at each annual meeting commencing in 2015 shall be elected for a three (3) year term as specified above.

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Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified.  Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

The resignation of a director shall be in writing or by electronic transmission and shall be effective the later of the time designated in the resignation or when:

(a) Hand-delivered to the president, secretary, or chairman of the Corporation;

(b) Received when sent by facsimile at the published facsimile number of the Corporation;

(c) Received when scanned and sent by email at the published email address of the Corporation, its president, secretary, or chairman;

(d) The next business day after same has been deposited with a national overnight delivery service, shipping prepaid, addressed to the published address of the principal executive offices of the Corporation, the president, the secretary or the chairman of the Corporation, with next-business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or

(e) Three business days after mailing if mailed postage prepaid from within the continental United States by registered or certified mail, return receipt requested, addressed to the published address of the principal executive offices of the Corporation, the president, the secretary or the chairman of the Corporation.

Section 3.2  Vacancies

Unless otherwise restricted by the Articles of Incorporation, if the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

Section 3.3  Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.

Section 3.4  Special Meetings

Special meetings of the Board of Directors (i) may be called by the chairman of the board or chief executive officer and (ii) may be called by the chief executive officer or secretary on the written request of two directors or the sole director, as the case may be, and shall be held at such place, on such date and at such time as they or he shall fix.  Notice of the place, date and time of each such special meeting shall be given by each director by whom it is not waived by mailing written notice not less than three (3) days before the meeting or by electronic transmission not less than eighteen (18) hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.5  Quorum

At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

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Section 3.6  Participation in Meetings by Conference Telephone

Members of the Board of Directors or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other.  Such participation shall constitute presence in person at such meeting.

Section 3.7  Conduct of Business

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.  Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission (so long as such electronic transmission includes an “electronic signature” as defined in NRS 719.1001 and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.

Section 3.8  Powers

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a) To declare dividends from time to time in accordance with law;

(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

(f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine;

(g) To adopt from time to time such insurance, retirement and other benefit plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine; and

(h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 3.9  Compensation of Directors

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

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Section 3.10  Loans

The Corporation shall not, either directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director, executive officer (or equivalent thereof), or control person, but may lend money to and use its credit to assist any employee, excluding such executive officers, directors or other control persons of the Corporation or of a subsidiary, if such loan or assistance benefits the Corporation.

Section 3.11  Consent In Lieu of Meeting

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent shall be signed by all members of the Board of Directors or committee and the writing or writings are filed with the minutes or proceedings of the Board of Directors or committee.

ARTICLE IV—COMMITTEES

Section 4.1  Committees of the Board of Directors

The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee.  Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide.  In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 4.2  Conduct of Business

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE V—OFFICERS

Section 5.1  Generally; Term; Resignation

The officers of the Corporation shall consist of a chief executive officer, president, chief financial officer and/or treasurer, one or more vice-presidents, a secretary, and such other subordinate officers as may from time to time be appointed by the Board of Directors. The Corporation may also have a chairman of the board who shall be elected by the Board of Directors and who shall be an officer of the Corporation. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person. The resignation of an officer shall be in writing and shall be effective the later of the time designated in the resignation or as provided in Section 3.1 above; provided that the resignation of the president shall be made to a vice-president or any other designated party, except the president.

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Section 5.2 Chairman of the Board

The chairman of the board (who may also be designated as Executive Chairman if serving as an employee or consultant of the Corporation) shall, subject to the direction of the Board of Directors, perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of the stockholders and of the Board of Directors.

Section 5.3  Chief Executive Officer

Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the Corporation. He shall, when present, and in the absence of a chairman of the Board of Directors, preside at all meetings of the stockholders and of the Board of Directors.

Section 5.4 President

The president shall report to the executive chairman, if applicable, or to a person designated by the Board of Directors and shall perform those duties assigned by the executive chairman, if applicable, or the Board of Directors.. If there is no Chief Executive Officer appointed by the Board of Directors, the president shall be the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the Corporation. He shall, when present, and in the absence of a chairman of the Board of Directors, preside at all meetings of the stockholders and of the Board of Directors.

Section 5.5  Vice-President

Each vice-president shall perform such duties as the Board of Directors shall prescribe.  In the absence or disability of the President, the vice-president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the president.

Section 5.6  Chief Financial Officer/Treasurer

The Chief Financial Officer/Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 5.7  Secretary

The secretary shall issue all authorized notices from, and shall keep minutes of, all meetings of the stockholders and the Board of Directors.  He shall have charge of the corporate books.

Section 5.8  Delegation of Authority

The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

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Section 5.9  Removal

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 5.10  Action with Respect to Securities of Other Corporation

Unless otherwise directed by the Board of Directors, the chief executive officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.  The chief executive officer may delegate the foregoing rights to another executive officer of the Corporation.

ARTICLE VI—INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1  Generally

The Corporation shall indemnify its officers and directors to the fullest extent permitted under Nevada law.

(a) Directors Officers. The Corporation shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the corporation to the fullest extent not prohibited by NRS Chapter 78; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under NRS Chapter 78 or (iv) such indemnification is required to be made under subsection (d).

(b) Employees and Other Agents. The Corporation shall have power to indemnify its employees and other agents as set forth in NRS Chapter 78.

(c) Expense. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized under Nevada law.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

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(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under NRS Chapter 78 for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in NRS Chapter 78, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by NRS Chapter 78.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by NRS Chapter 78, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

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(iii) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

Section 6.3  Determination by Board of Directors

Any indemnification under the NRS (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in the NRS.  Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

Section 6.4  Not Exclusive of Other Rights

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  A right to indemnification or to advancement of expenses arising under a provision of the Articles of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to the Articles of Incorporation or the Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

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Section 6.5  Insurance

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

The Corporation’s indemnity of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the Corporation or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

Section 6.6  Violation of Law

Nothing contained in this Article, or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

Section 6.7  Coverage

For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such a constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE VII—STOCK

Section 7.1  Certificated and Uncertificated Shares

(a) The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Each share shall be numbered and entered into the books of the Corporation as they are issued.  Each certificate representing shares shall set forth upon the face thereof the following:

(i)       The name of the corporation;

(ii)      That the Corporation is organized under the laws of the State of Nevada;

(iii)     The name or names of the person or persons to whom the certificate is issued;

(iv)     The number and class of shares, and the designation of the series, if any, which the certificate represents;

(v)      If any shares represented by the certificates are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or the back thereof a clear and concise statement to that effect; and

(vi)     If any shares represented by the certificates are subject to any restrictions on the transfer or the registration of transfer of shares, then such restrictions shall be noted conspicuously on the front or back of such certificates.

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(b) Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form.  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  The Corporation shall not have power to issue a certificate in bearer form.

(c) Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the stockholder then owning such shares a written statement of the information required to be placed on certificates by Section 7.1 (a) of these Bylaws and applicable law.

Section 7.2  Transfers of Stock

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 7.4 of Article VII of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 7.3  Record Date

The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect of any change, conversion or exchange of stock or with respect to any other lawful action.

Section 7.4  Lost, Stolen or Destroyed Certificates

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 7.5  Regulations

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VIII—NOTICES

Section 8.1  Notices

(a) Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

(b) Notice to directors. Any notice required to be given to any director may be given by the method stated in subsection (a), by telephone, facsimile, email or by sms text message, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing. An affidavit of notice, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

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(d) Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

(e) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f) Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(g) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Articles of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of NRS Chapter 78, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(h) Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Articles of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of NRS Chapter 78, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

Whenever notice is required to be given to any stockholder, director, officer, or agent, the time when such notice is dispatched shall be the time of the giving of the notice.

Section 8.2  Waivers

A written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice required to be given to such stockholder, director, officer or agent.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

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ARTICLE IX—FORUM FOR ADJUDICATION OF DISPUTES

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any stockholder (including a beneficial owner of stock) to bring (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim of, or a claim based on, breach of any fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or these Bylaws or (d) any action asserting a claim against the Corporation or any current or former director, officer, employee or stockholder (including a beneficial owner of stock) governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X—MISCELLANEOUS

Section 10.1  Facsimile Signatures

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors of a committee thereof.

Section 10.2  Corporate Seal

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 10.3  Reliance Upon Books, Reports and Records

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 10.4  Fiscal Year

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 10.5  Time Periods

In applying any of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE XI—AMENDMENTS

Section 11.1  Amendments

Pursuant to the Articles of Incorporation and in accordance with NRS 78.120, the board of directors has been expressly granted the exclusive power to make, amend, alter, or repeal the Bylaws of the Corporation.

Section 11.2 Force and Effect

These Bylaws are subject to the provisions of the NRS and the Articles of Incorporation, as the same may be amended from time to time.  If any provision in these Bylaws is inconsistent with an express provision of either the NRS or the Articles of Incorporation, the provisions of the NRS or the Articles of Incorporation, as the case may be, shall govern, prevail, and control the extent of such inconsistency.

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